UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2024

GRYPHON DIGITAL MINING, INC.

(Exact Name of Company as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(877) 646-3374

(Company’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth below in Item 5.02, under the heading “Steve Gutterman Employment Agreement” is incorporated by reference in this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Robby Chang as Chief Executive Officer

On September 17, 2024, Robby Chang was terminated as Chief Executive Officer and President for cause, with immediate effect, by the board of directors (the “Board”) of Gryphon Digital Mining, Inc. (the “Company”). As a result, Mr. Chang is ineligible to receive any severance payments under his consulting agreement with the Company but will remain on the Board.

Appointment of Steve Gutterman as Chief Executive Officer

On September 17, 2024, the Board appointed Steve Gutterman as Chief Executive Officer of the Company. Since the closing of the Company’s business combination with Ivy Crypto, Inc. in February 2024, Mr. Gutterman has served as a member of the Board, chair of the audit committee of the Board (the “Audit Committee”) and a member of the nominating and corporate governance committee (the “Nominating Committee”) of the Board.

Mr. Gutterman has built, led, acquired and invested in market-changing companies for almost 30 years. Since July 2021 he has served as CEO of Falcon International, a large private cannabis company in California. Previously, he served from January 2020 to July 2021 as CEO of General Cannabis Corp, also known as TREES Corporation (OTC: CANN), a cannabis retailer and cultivator company, and from May 2018 to November 2020 as President of Harvest Health & Recreation Inc. (CSE: HARV), since acquired by Trulieve (CSE: TRUL) to form the largest cannabis company in the US as measured by revenue. Prior to Harvest Health & Recreation Inc., he held a variety of senior roles including at E*TRADE Financial (Nasdaq: ETFC) from February 2000 to July 2005, where he was EVP and COO of E*TRADE Bank. During his tenure, the bank’s assets increased from $1 billion to $35 billion. He also served as the CEO of GeoPoll from November 2012 to July 2018, a market research company and was Managing Director of MBH Enterprises, a private equity company focused on technology and infrastructure, from August 2005 to November 2012. His track record of success demonstrate his strategic prowess and ability to drive growth and innovation across various sectors.

No family relationships exist between Mr. Gutterman and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which either Mr. Gutterman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Steve Gutterman Employment Agreement

On September 17, 2024, the Company entered into an executive employment agreement with Steve Gutterman (the “Agreement”), pursuant to which Mr. Gutterman will serve as the Company’s Chief Executive Officer, reporting to the Company’s Board. The Agreement has a three-year term that may be renewed for successive one-year periods by written agreement.

The Agreement provides for (A) a $450,000 annual base salary paid in accordance with our normal payroll practices and which may be increased in the discretion of our Board, but not reduced, (B) for 2024, a pro-rated bonus based on the Company’s and/or Mr. Gutterman’s achievement of performance goals, with the sum of the 2024 and 2025 bonuses being no less than 40% of Mr. Gutterman’s base salary, (C) a target annual bonus beginning in 2025 equal to 100% of base salary, with the actual amount of such bonus determined in the discretion of our Board, based on the achievement of individual and/or company performance goals determined by our Board and payable on the date annual bonuses are paid to our other senior executives, but in no event later than March 15th and conditioned upon Mr. Gutterman’s continued employment through the payment date, (D) a target annual stock bonus beginning in 2025 equal to 100% of Mr. Gutterman’s base salary, which may be paid in performance stock units or restricted stock units (“RSUs”) and which shall be subject to vesting conditions following the grant of such units, (E) a recommendation to the Board that the Board make a sign-on equity grant valued at $1,000,000 in the form RSUs, which will vest as to (1/3) of the RSUs (rounded down to the nearest whole share) (x) on each of the first two anniversaries of the grant date and (y) upon the Company’s remediation of certain stock exchange listing qualification failures that exist as of the effective date of the Agreement, and (F) eligibility to participate in customary health, welfare, and fringe benefit plans we provide to our employees.

The Agreement also provides Mr. Gutterman with the opportunity to earn an incentive bonus (the “Incentive Bonus”), with will become payable, if ever, in tranches following the Company’s attainment of certain stock price and market capitalization goals. The specific goals are as follows:

	Company Stock Price Goal	Company Market Capitalization Goal	Amount of Incentive Bonus Payable for Achievement of Tranche Goals
Tranche 1	$2.50 based on 30-day VWAP	$150 Million	100% of Base Salary
Tranche 2	$2.50 based on 30-day VWAP	$250 Million	200% of Base Salary
Tranche 3	$5.00 based on 30-day VWAP	$500 Million	300% of Base Salary
Tranche 4	$10.00 based on 30-day VWAP	$1 Billion	500% of Base Salary

For the avoidance of doubt, no Incentive Bonus tranche will become payable unless both the stock price goal and the market capitalization goal for the applicable tranche are satisfied, and the market capitalization goal is attained simultaneously with the stock price goal. Additionally, the Incentive Bonus may be earned in a change in control if the consideration paid per share of Company common stock exceeds an Incentive Bonus tranche stock price goal and the total value received in the transaction exceeds an Incentive Bonus tranche market capitalization goal. Under no circumstances may the performance goals for an Incentive Bonus tranche be achieved more than one time. The Incentive Bonus, to the extent any tranche becomes payable, will be paid within thirty days of the attainment of the applicable goals, subject to Mr. Gutterman remaining in continuous employment with the Company through each payment date.

All bonuses payable under the Agreement, except the stock bonus, may be paid in cash, Bitcoin, Company equity, or a mix of any of the foregoing.

Under the Agreement, Mr. Gutterman will be entitled to receive the following severance payments and benefits upon a termination of his employment by the Company without “cause”, by Mr. Gutterman for “good reason” (each, as defined in the Agreement and collectively, a “Qualifying Termination”), that does not occur in connection with a change in control:

●	the Accrued Obligations (as defined in the Agreement),

●	Mr. Gutterman’s annual base salary, and

●	the product of (x) 12 and (y) Mr. Gutterman’s monthly cost for health and welfare benefits pursuant to his elections under the Company’s health and welfare benefit plans, as in effect on the termination date (collectively, the “Non-CIC Severance”).

The Non-CIC Severance will be paid in a lump sum as soon as practicable following the effective date of a release but no later than 74 days following Mr. Gutterman’s termination. If Mr. Gutterman incurs a Qualifying Termination within 30 days prior to or 12 months following a change in control, then in addition to the Non-CIC Severance, Mr. Gutterman will be entitled to the following:

●	an amount equal to 0.5 times Mr. Gutterman’s target bonus, and

●	acceleration and vesting on a prorated basis (performance goals will be assumed to have been achieved at target) of each outstanding equity award held by Mr. Gutterman as of the termination date (but excluding the Incentive Bonus) (collectively, the “CIC Severance”).

To the extent payable in cash, the CIC Severance will be paid in a lump sum as soon as practicable following the effective date of a release, but no later than 74 days after Mr. Gutterman’s termination date. The severance payments and benefits described above are subject to Mr. Gutterman’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations.

The Agreement includes certain restrictive covenants, which include non-solicitation and non-competition covenants during the term of the Agreement and for the 12 months following. Further, the Agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Gutterman will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Gutterman.

Appointment of Jimmy Vaoipoulos as Director

On September 17, 2024, pursuant to the Company’s bylaws, the Board approved an increase in the size of the Board from six to seven members, and appointed Jimmy Vaiopoulos to serve as Chairman of the Board. Mr. Vaiopoulos will serve a three-year term expiring at the 2027 annual meeting of stockholders, or until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal from office.

Since April 2021, Mr. Vaiopoulos has been the CFO and Co-Founder of Stack Capital Group Inc., a TSX listed issuer that invests in private late-stage technology companies. Previously, from June 2018 through April 2021, he was the CFO and Interim CEO of Hut 8 Mining Corp., now known as Hut 8 Corp., one of the earliest bitcoin mining companies. From October 2015 to August 2018, he also worked as the CFO of UGE International Ltd., a solar developer based in New York City. He began his career at KPMG in both Audit and Deal Advisory. Mr. Vaiopoulos holds a Bachelor of Arts in Honors Business Administration and a Bachelor of Engineering Science from Western University. He is a Chartered Professional Accountant through the Institute of Chartered Accountants of British Columbia. Mr. Vaiopoulos was selected to be a member of the Board based on his leadership experience across the finance, technology, cryptocurrency, and renewable energy sectors.

No family relationships exist between Mr. Vaiopoulos and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which either Mr. Vaiopoulos has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Other Board Changes

On September 17, 2024, Mr. Gutterman resigned from the Audit Committee and the Nominating Committee and Brittany Kaiser was removed as Chairperson of the Board.

On September 17, 2024, Mr. Vaiopoulos was appointed as Chairperson of the Board and as a member of the Audit Committee and the Nominating and Governance Committee.

Item 7.01 Regulation FD Disclosure

On September 19, 2024, the Company issued a press release announcing the appointment of Mr. Gutterman as Chief Executive Officer and Mr. Vaiopoulos to the Board as Chairman.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated September 17, 2024, between the Company and Steve Gutterman
99.1	Press release, dated as of September 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: September 19, 2024	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer